Exhibit 15.2

30 April 2026	Our Ref: MRC/BLUI/C6410-H18817

The Board of Directors CNFinance Holdings Limited 22/F, South Finance Center No. 6 Wuheng Road Tianhe District Guangzhou City Guangdong Province People’s Republic of China

Dear Sir or Madam

CNFinance Holdings Limited

FORM 20-F

We consent to the reference to our firm under the heading “Item 3.D. Risk Factors— Risks Related to our American Depositary Shares” and “Item 10.E. Additional Information—Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of CNFinance Holdings Limited for the year ended 31 December 2025 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or around 30 April 2026 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the Registration Statement (No. 333-230955) on Form S-8 and Registration Statement (No. 333-259304 and No. 333-293400) on Form F-3.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers

WALKERS (HONG KONG)